UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/06/2005

News Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of Principal Executive Offices, Including Zip Code)

212-852-7000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On October 6, 2005, News Corporation (the "Company") announced that Stanley S. Shuman resigned from the Company's Board of Directors (the "Board") effective as of the close of the Company's 2005 Annual Meeting of Stockholders to be held on October 21, 2005. Mr. Shuman's resignation is not due to any disagreement with the Company. Effective as of the date of his resignation, Mr. Shuman has agreed to serve as Director-Emeritus to the Board.

        A copy of the Company's press release announcing Mr. Shuman's resignation is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 8.01.    Other Events

A complaint was filed in the Court of Chancery in the State of Delaware on October 7, 2005 by certain stockholders of the Company in connection with the Board's decision to extend the expiration date of the Company's Stockholder Rights Plan. The Company believes that the complaint is without merit and intends to vigorously defend against the claims brought against it. The Court has denied the plaintiffs' request for an expedited trial date and agreed to hear the Company's motion to dismiss the complaint on November 10, 2005.

        A copy of the Company's press release relating to the Court's decision is attached as Exhibit 99.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Exhibit
Number
                 Description

99.1                 Press release, dated October 6, 2005, announcing resignation of Stanley S. Shuman from News Corporation's Board of Directors.

99.2                Press release, dated October 11, 2005, relating to Delaware Court of Chancery decision in connection with stockholder litigation.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

News Corporation

Date: October 11, 2005.	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release, dated October 6, 2005, announcing resignation of Stanley S. Shuman from News Corporation's Board of Directors.
EX-99.2	Press release, dated October 11, 2005, relating to Delaware Court of Chancery decision in connection with stockholder litigation.